                                                               EXHIBIT 23.7

                  CONSENT OF PERSON TO BECOME A DIRECTOR

  I, James M. Edwards, Jr., hereby consent to being named in the Form S-4 Registration Statement of USBANCORP, Inc. ("USBANCORP") and in the Joint Proxy Statement/Prospectus of USBANCORP and Johnstown Savings Bank contained therein as a person who may become a director of USBANCORP.

                                             /s/ James M. Edwards, Jr.
                                          -------------------------------------

                                               James M. Edwards, Jr.

Dated: April 26, 1994